Victory Energy and Lucas Energy Announce Proposed Business Combination

AUSTIN, TX--(Marketwired - February 04, 2015) - Victory Energy Corporation (VYEY) ("Victory"), a rapidly growing Permian Basin focused oil and gas company, and Lucas Energy, Inc. (NYSE MKT: LEI) ("Lucas"), an asset rich Austin Chalk and Eagle Ford focused oil and gas company, announced today that they have executed a Letter of Intent and Term Sheet for a proposed business combination between the two companies. The business combination is contingent on the signing of a definitive merger agreement, which will contain customary terms and conditions. The parties expect that the business combination will involve the issuance of equity by Lucas to Victory's shareholders with no cash payment being made. The parties also expect that upon completion of the business combination, the shareholders of Victory and Victory's partner Navitus Energy Group will own more than a majority of outstanding Lucas shares.

The letter of intent contains a binding exclusivity provision that requires the two companies to work toward a definitive merger agreement to the exclusion of other potential merger partners. Victory and Lucas are also negotiating the terms of a funding agreement that is intended to provide the capital necessary for Lucas to satisfy its obligations for several Eagle Ford wells, critical accounts payable and to provide Lucas with necessary working capital during the period prior to the consummation of the business combination.

The parties expect that as part of the transaction seven of Lucas' high-grade Eagle Ford wells with varying working interests from a portfolio of 130 future drilling locations will be funded and brought into production during the period from February through June of 2015. Based on nearby EOG Resources and Marathon Oil well production volumes in addition to internal economic reservoir calculations, the parties anticipate that the monthly production revenue from these combined wells will exceed $1.1 million of revenue to the company interest, assuming a price per barrel of oil of $50, which would bring both companies into a positive cash-flow position and add significant proved producing reserves to the combined 2015 company portfolio.

Victory and Lucas expect that funding of these obligations will come from a variety of sources, including certain affiliates of Victory. These sources anticipate total funding needs of approximately $12 million during the business combination with additional funding for post-closing debt reduction and expansion to exceed $8 million.

"The expected combination of the two companies will allow Victory and Lucas shareholders to enjoy the benefits of a much larger NYSE MKT listed company, the synergies of a single management structure and reporting company, which will hold valuable assets in two of the most active and profitable basins in North America, the Permian and the Eagle Ford," said Kenny Hill, Chief Executive Officer of Victory Energy Corporation.

"We are extremely excited by the opportunity to combine with Victory. We believe that the proposed combination will enhance our access to capital, diversify our asset base, strengthen our balance sheet and allow us to scale. We are pleased to have identified a strategic partner that can help us expand our scope of operations and improve our financial condition," said Anthony C. Schnur, Chief Executive Officer of Lucas Energy, Inc.

Kenneth E. Hill, the current Chief Executive Officer and Director of Victory Energy, is expected to serve as the Chief Executive Officer and President of the combined company. Other executive and officer appointments will be determined at a later date.

About Victory Energy Corporation

Victory Energy Corporation (VYEY), is a public held, growth-oriented oil and gas exploration and production company based in Austin, Texas, with additional resources located in Midland, Texas. The company is focused on the acquisition and development of stacked multi-pay resource play opportunities in the Permian Basin that offer predictable outcomes and long-lived reserve characteristics. The company presently utilizes low-risk vertical well development, which offers repeatable and profitable outcomes. Current Company assets include interest in proven formations such as the Spraberry, Wolfcamp, Wolfberry, Mississippian, Cline and Fusselman formations. For additional information on the company, please visit www.vyey.com.

About Lucas Energy, Inc.

Lucas Energy, Inc. (NYSE MKT: LEI) is engaged in the development of crude oil and natural gas in the Austin Chalk and Eagle Ford formations in South Texas. Based in Houston, Lucas Energy's management team is committed to building a platform for growth and the development of its five million barrels of proved Eagle Ford and other oil reserves while continuing its focus on operating efficiencies and cost control.

For more information, please visit the Lucas Energy web site at www.lucasenergy.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Victory and Lucas expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Victory and Lucas based on their management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will," "potential," "believe," "estimated," "intend," "expect," "may," "should," "anticipate," "could," "plan," "project," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are any statements regarding the expected timetable for completing the proposed business combination, benefits and synergies of the proposed business transaction, future opportunities of the combined company, and any other statements regarding Victory's or Lucas' beliefs, plans, objectives, financial conditions, assumptions or future events. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Victory or Lucas, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, the satisfactory completion of due diligence by the parties, the ability of the parties to negotiate and enter into a definitive merger agreement and, if such an agreement is entered into, the satisfaction of the conditions contained in the definitive merger agreement, any delay or inability to obtain necessary approvals or consents from third parties, the ability of the parties to obtain financing for funding obligations, the inability of Lucas to maintain its listing on the NYSE MKT, the ability of the parties to realize the anticipated benefits from the proposed business transaction, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Victory and Lucas most recent Annual Report on Form 10-K and any updates to those risk factors set forth in the Victory and Lucas Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in Victory's and Lucas' other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on the Victory's website at www.vyey.com and the Lucas website at www.lucasenergy.com. Any forward-looking statement speaks only as of the date on which such statement is made and neither Victory nor Lucas undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:
Victory Investor Relations Contact

Derek Gradwell
SVP Natural Resources
MZ Group North America
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us

Lucas Investor Relations Contact

Carol Coale / Ken Dennard
Dennard -- Lascar Associates, LLC
(713) 529-6600
ccoale@dennardlascar.com